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                                                                     EXHIBIT h.2

                    STIFEL, NICOLAUS & COMPANY, INCORPORATED

                      MASTER AGREEMENT AMONG UNDERWRITERS

                                                                January 29, 2001

Ladies and Gentlemen:

         In connection with certain public offerings of securities after the date hereof for which we are acting as representative or one of the representatives of the members of the underwriting syndicate, you may be offered the opportunity to join the underwriting syndicate. This will confirm our mutual agreement as to the general terms and conditions applicable to your participation in any such underwriting syndicate.

         1. APPLICABILITY OF THIS AGREEMENT. The terms and conditions of this Agreement shall be applicable to any negotiated offering of securities ("Securities"), pursuant to a registration statement filed under the Securities Act of 1933, as amended (the "Securities Act"), or exempt from registration thereunder, wherein we are responsible for managing or otherwise implementing the sale of the Securities and organizing an underwriting syndicate (including any such offering where we are acting with others as representatives of the underwriters) and have expressly informed you that the terms and conditions of this Agreement shall be applicable. This Agreement shall not apply to any offering of securities effected wholly outside the United States of America. Any such offering in which you have been invited to participate as an underwriter and with respect to which we have informed you that the terms and conditions of this Agreement apply is hereinafter called an "Offering."

         We shall advise you by telecopy, telegram, telex, graphic scanning communication or other written form of communication that you have been invited to participate in an Offering (the "Invitation"). The Invitation will also contain information regarding certain terms of the Securities which are the subject of the Offering, and the amount of the Securities which you are invited to underwrite. The Invitation will include instructions for advising us of your acceptance (the "Acceptance") of the Invitation.

         Prior to the time of the Offering, we shall also advise you, to the extent applicable, of the amount of Securities to be underwritten by you, the anticipated offering and closing dates, the initial offering price or prices, the interest or dividend rate (or the method by which such rate is

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to be determined), the conversion price and certain other terms relating to the
Securities, whether the underwriters will be granted an option to purchase additional Securities (the "Additional Securities"), and, if so, the amount of Additional Securities which you will be obligated to purchase, whether the seller of the Securities proposes to authorize the Underwriters (as hereinafter defined) to solicit offers to purchase Securities from the seller pursuant to delayed delivery contracts (such contracts being hereinafter called "Delayed Delivery Contracts" and such an Offering being hereinafter called a "Delayed Delivery Offering"), whether the seller of the Securities proposes to offer Securities through one or more underwriting syndicates (which may be composed of a single underwriter) other than the underwriting syndicate composed of the Underwriters and the extent to which the Underwriters may become obligated to purchase Securities from, or sell Securities to, such other underwriting syndicate or syndicates pursuant to one or more agreements between the Representatives (as hereinafter defined) and the representatives or managers of such other syndicate or syndicates (or such single underwriter) (any such agreement being hereinafter referred to as an "Inter-Syndicate Agreement," and any Securities subject to purchase by the Underwriters pursuant to an Inter-Syndicate Agreement being referred to herein as "Other Securities"), and the gross spread and breakdown of management fee, underwriting compensation and selling concession, and the dealer's reallowance, except that, if the initial offering price of the Securities is to be determined by a formula based upon the market price of certain securities (such procedure being hereinafter called "Formula Pricing"), we shall so indicate in lieu of specifying an initial offering price or prices (and other applicable terms of the Securities) and shall specify only the maximum gross spread and maximum management fee, instead of the initial fixed amounts and components thereof. The foregoing information will be included in the Invitation or be conveyed to you in one or more separate written communications (collectively, the "Final Communication"). The Invitation and the Final Communication may also contain additional provisions which supplement or amend the terms of this Agreement as they apply to the Offering.

         The terms and conditions of this Agreement, as amended or supplemented by the Invitation and the Final Communication, shall become effective with respect to your participation in an Offering if we have received your Acceptance and if we do not receive a written communication revoking your Acceptance prior to the date and time specified in the Invitation or the Final Communication (your unrevoked Acceptance after expiration of such date and time being hereinafter referred to as your "Final Acceptance").

         2. UNDERWRITING ARRANGEMENTS. In connection with each Offering, the issuer, any other seller (a "Selling Securityholder") and any guarantor of the Securities shall enter into an underwriting agreement (the "Underwriting Agreement") (with such additions, modifications and deletions as we, acting as sole representative or as lead representative of one or more other representatives of the Underwriters, in our sole discretion shall deem appropriate) which we shall as soon as practicable send to you (or make available for your review in our office) or which shall have been filed with, and shall publicly available from, the Securities and Exchange Commission (the "Commission"), with us acting either as sole representative or as lead representative of one or more other representatives of the underwriters named in the Underwriting Agreement (the "Underwriters"). We, in either such capacity, and one or more other representatives of the Underwriters as are named in the Invitation or the Final Communication, as the case may be, are herein referred to as the "Representatives." By your

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Final Acceptance, you agree and authorize us to agree on your behalf to purchase, in accordance with the terms of the Underwriting Agreement or any Inter-Syndicate Agreements, as the case may be, (a) the amount of the Securities (the "Firm Securities") set forth opposite your name in the Underwriting Agreement (which amount may exceed the amount set forth in the Invitation or Final Communication by not more than 20% as a result of an increase in the aggregate amount of the Securities or a reallotment of the Securities among the Underwriters), exclusive of any Additional Securities (the maximum amount of which, after a corresponding increase, will also be set forth opposite your name therein), plus such amount of Securities, if any, which you may become obligated to purchase pursuant to Section 15 hereof ( collectively, the "Initial Commitment"), plus (b) such amount of Additional Securities, if any, which you may become obligated to purchase by reason of the exercise of the option provided in the Underwriting Agreement, plus (c) the amount of Other Securities, if any, which you may, subject to the limitation provided in Section 4 hereof, become obligated to purchase by reason of purchases for your account made pursuant to such Inter-Syndicate Agreements, less (d) such amount, if any, of Securities as are contracted to be sold pursuant to any Delayed Delivery Contracts (" Contract Securities") allocated to you in accordance with the last paragraph of Section 5 hereof. The Securities which, after any such increase or reduction of your Initial Commitment, you are obligated to purchase pursuant to the Underwriting Agreement and such Inter-Syndicate Agreements are referred to herein as "your Securities."

         In the event that the Securities consist in whole or in part of debt obligations maturing serially, the serial Securities being purchased by each Underwriter pursuant to the Underwriting Agreement will consist, subject to adjustment as provided in the Underwriting Agreement, of serial Securities of each maturity in a principal amount which bears the same proportion to the aggregate principal amount of serial Securities of such maturity to be purchased by all the Underwriters as the respective principal amount of serial Securities set forth opposite such Underwriter's name in the Underwriting Agreement bears to the aggregate principal amount of the serial Securities to be purchased by all the Underwriters.

         3. REGISTRATION STATEMENT AND PROSPECTUS. With respect to each Offering of Securities, we shall either (i) provide you with the file numbers of the registration statement and any additional registration statements which are filed with the Commission pursuant to Rule 462(b) under the Securities Act with respect to the Securities or (ii) as soon as practicable send to you (or make available for your review in our office) a copy of such registration statement and any such additional registration statement (other than any documents incorporated by reference in either of the foregoing). Your Final Acceptance shall constitute your acknowledgment that you are familiar with such registration statement, as amended to the date of the Offering, including any documents incorporated therein by reference and the forms of Underwriting Agreement and indenture or other document describing the terms of the Securities filed as exhibits thereto, with any such additional registration statement, as amended to the date of the Offering, including any documents incorporated therein by reference, with any preliminary prospectus, prospectus supplement, prospectus, term sheet or abbreviated term sheet relating to the Securities theretofore filed with the Commission and with the information to be set forth in an amendment to such registration statement, any such additional registration statement or a prospectus, prospectus supplement, term sheet or abbreviated term sheet proposed to be filed with the Commission. Further, your Final Acceptance shall constitute your representation that

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the information to be set forth in any such amendment, prospectus supplement, prospectus, term sheet or abbreviated term sheet is correct and is not misleading insofar as it relates to you and your consent to being named as an Underwriter therein. By your Acceptance, you agree that, if requested by the Representatives, you will furnish a copy of any amended preliminary prospectus, prospectus supplement, prospectus, term sheet or abbreviated term sheet to each person to whom you shall have furnished a previous preliminary prospectus, prospectus supplement, prospectus, term sheet or abbreviated term sheet. By your Final Acceptance, you confirm that you have delivered and agree that you will deliver all preliminary and final prospectuses, all supplements thereto, and all term sheets and abbreviated term sheets required for compliance with the provisions of Securities Act Release No. 33-4968 or Rule 15c2-8 (or any successor provision) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         4. AUTHORITY AND COMPENSATION OF REPRESENTATIVES. You authorize the Representatives on your behalf (a) to execute and deliver the Underwriting Agreement with the issuer, any Selling Securityholder and any guarantor of the Securities with such changes therein as in their judgment will not be materially adverse to the Underwriters (except as to the purchase price (unless the initial offering price is to be determined by Formula Pricing) and the amount of your Securities (except for increases in such amount permitted under Section 2 hereof)), (b) to execute and deliver any Inter-Syndicate Agreements with the representatives or managers of such other syndicate or syndicates (or a single underwriter), in the form which shall have been filed with, and shall be publicly available from, the Commission or any such other regulatory authority as we shall specify in the Invitation or that we shall send to you as soon as practicable (or make available for your review in our office), with such changes therein as in their judgment will not be materially adverse to the Underwriters,
(c) to exercise all the authority and discretion vested in the Underwriters and in the Representatives by the provisions of the Underwriting Agreement and any Inter-Syndicate Agreements, (d) to take all such action as they in their discretion may deem necessary or advisable in order to carry out the provisions of the Underwriting Agreement, of any Inter-Syndicate Agreement and of this Agreement, and the sale and distribution of the Securities, including the right to determine the terms of the proposed Offering, the concession to Selected Dealers (as hereinafter defined) and the reallowance, if any, to other dealers, the right to exercise any option in the Underwriting Agreement relating to the purchase of Additional Securities and the right to make any judgment relating to the satisfaction of the conditions to the obligations of the Underwriters under the Underwriting Agreement or any Inter-Syndicate Agreement, and (e) to determine all matters relating to the public advertisement of the Securities.

         You also authorize the Representatives on your behalf (a) to determine whether to purchase, and, if such determination is made, to purchase, any Other Securities for the account of the Underwriters pursuant to the terms of any Inter-Syndicate Agreement and (b) to determine whether to sell, and, if such determination is made, to sell, Securities for the account of the Underwriters pursuant to any Inter-Syndicate Agreement. Any Other Securities purchased or any Securities sold pursuant to any Inter-Syndicate Agreement shall be purchased or sold, as the case may be, at the offering price then in effect for the Securities less all or any part of the concession to Selected Dealers, all as determined by the Representatives. In the event of the exercise by the Representatives of an option to purchase any Other Securities or to sell any

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Securities pursuant to any Inter-Syndicate Agreement, the Representatives shall promptly so notify each Underwriter and advise each Underwriter of the number of Other Securities to be purchased or the number of Securities to be sold. The Representatives shall not, without your consent, make net purchases of Other Securities for your account in excess of 20% of your Initial Commitment, except as may be provided in the Invitation or Final Communication. In connection with any Offering involving one or more Inter-Syndicate Agreements, you agree to be bound by, and all offers to sell and sales by you of Securities shall be subject to, such limitations on offers to sell and sales of Securities as may be contained in the Invitation or Final Communication or in the Underwriting Agreement or any Inter-Syndicate Agreement as executed and you further agree that any sales made by you to dealers shall be made only to such dealers as agree, in their offers to sell and sales, to be bound by the same limitations.

         As compensation for the Representatives' services, you agree to pay to them with respect to each Offering, and authorize them to charge your account with, a management commission not in excess of such management fee as they shall advise you in the Invitation or the Final Communication. If there is more than one Representative, such compensation will be divided among the Representatives in such proportions as they shall determine.

         5. PUBLIC OFFERING OF SECURITIES. The sale of the Securities to the public is to be made, as herein provided, as soon after the registration statement relating to the Securities and any additional registration statement relating to the Securities which may be filed with the Commission pursuant to Rule 462(b) becomes effective as is advisable in the Representatives' judgment. The purchase price to be paid by the Underwriters for the Securities and the initial public offering price are to be determined by agreement between the Representatives and the issuer. The Securities shall be first offered to the public at the initial public offering price as so determined. The Securities may, but need not, be registered for a delayed or continuous offering pursuant to Rule 415 promulgated under the Securities Act. The Representatives will advise you by telex, telecopy, telegraph or telephone when the Securities shall be released for offering, when the registration statement and any additional registration statement relating to the Securities shall become effective, the price at which the Securities are initially to be offered and the date that payment for the Securities shall be made to the seller or sellers pursuant to the Underwriting Agreement. You agree not to sell any of the Securities until the Representatives have released them for that purpose. If so directed in the Invitation or the Final Communication, you agree not to sell any Securities to any accounts over which you exercise discretionary authority. You authorize the Representatives, after the initial public offering, to change the public offering price, the concession and the reallowance if, in their sole discretion, such action becomes desirable by reason of changes in general market conditions or otherwise. The public offering price at the time in effect is herein called the "Offering Price". After notice from the Representatives that the Securities are released for public sale, you will offer to the public in conformity with the provisions hereof and with the terms of the Offering set forth in the prospectus those Securities as the Representatives advise you are not reserved.

         In the case of a Delayed Delivery Offering, you authorize the Representatives to make all arrangements for the solicitation of offers to purchase Securities from the issuer pursuant to Delayed Delivery Contracts. To the extent that the Representatives in their sole discretion shall determine, Contract Securities which have been directed by institutional investors to particular

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Underwriters or which were contracted for pursuant to arrangements made by particular Underwriters through them shall be allocated to such Underwriters and all other Contract Securities shall be allocated to the accounts of the respective Underwriters as nearly as practicable in proportion to their respective Initial Commitments; provided, however, that the amount of Contract Securities so allocated to any Underwriter shall not exceed such Underwriter's Initial Commitment, and any Contract Securities which would otherwise have been allocated to such Underwriter (the "Excess Contract Securities") shall be allocated among the other Underwriters in such manner as the Representatives shall, in their sole discretion, determine to be equitable and practicable. The Representatives may pay a commission to any Selected Dealer for services rendered in respect of Contract Securities.

         6. OFFERING TO DEALERS AND RETAIL SALES. You authorize the Representatives to reserve for offering and sale, and on your behalf to sell, to retail purchasers (such sales being herein called "Retail Sales") and to dealers selected by them (such dealers, among whom any Underwriter may be included, being herein called "Selected Dealers") all or any part of your Securities as they, in their sole discretion, shall determine. Such sales, if any, shall be made (a) in the case of Retail Sales, at the Offering Price, and (b) in the case of sales to Selected Dealers, at the Offering Price less such concession or concessions as the Representatives shall determine pursuant to the Master Selected Dealer Agreement. Except for such sales as are designated by a purchaser to be for the account of a particular Underwriter or Selected Dealer, any sales to Selected Dealers made for your account shall be as nearly as practicable in the ratio that the Securities reserved for your account for offering to Selected Dealers bears to the aggregate of all Securities of all Underwriters so reserved.

         The Representatives agree to notify you promptly on the date of the public offering as to the amount of Securities, if any, which you may retain for direct sale by you. Prior to the termination of the provisions referred to in
Section 16 hereof, the Representatives may reserve for offering and sale as hereinbefore provided any Securities theretofore retained by you remaining unsold and you may, with their consent, retain any Securities theretofore reserved by them remaining unsold.

         You agree that, from time to time prior to the termination of the provisions referred to in Section 16 hereof, you shall furnish to the Representatives such information as they may request in order to determine the amount of Securities purchased by you under the Underwriting Agreement which then remain unsold, and you shall upon their request sell to them for the account of any Underwriter as many of such unsold Securities as they may designate at the Offering Price, less all or any part of the concession to Selected Dealers as they in their sole discretion, shall determine. The provisions of Section 7 hereof shall not be applicable in respect of any such sale.

         You authorize the Representatives to determine the form and manner of any communications or agreements with Selected Dealers. In the event that there shall be any agreements with Selected Dealers, including without limitation any Master Selected Dealer Agreement, the Representatives are authorized to act as manager thereunder and they agree, in such event, to be governed by the terms and conditions of such agreements.

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         It is understood that any Selected Dealer to whom an offer may be made as hereinbefore provided shall be actually engaged in the investment banking or securities business and shall be either (i) a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") or (ii) a dealer with its principal place of business located outside the United States, its territories and its possessions and not registered as a broker or dealer under the Exchange Act, who agrees not to make any sales within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein. Each Selected Dealer shall agree to comply with the provisions of Rule 2740 of the Conduct Rules of the NASD (together with the applicable interpretations thereunder, the "NASD Conduct Rules"), and each foreign Selected Dealer who is not a member of the NASD also shall agree to comply with the NASD's interpretation with respect to free-riding and withholding, to comply, as though it were a member of the NASD, with the provisions of Rules 2730 and 2750 of the NASD Conduct Rules, and to comply with Rule 2420 of the NASD Conduct Rules as that Rule applies to a non-member foreign dealer. The several Underwriters may allow, and the Selected Dealers, if any, may re-allow, such concession or concessions as the Representatives may determine from time to time on sales of Securities to any qualified dealer, all subject to the NASD Conduct Rules.

         The Representatives, and any of the several Underwriters with their prior consent, may make purchases or sales of Securities from or to any of the other Underwriters, at the Offering Price less all or any part of the gross spread, and from or to any of the Selected Dealers at the Offering Price less all or any part of the concession to Selected Dealers.

         Upon the request of the Representatives, you will advise them of the identity of any dealer to whom you allow such a discount and any Underwriter or Selected Dealer from whom you receive such a discount.

         7. REPURCHASE IN THE OPEN MARKET. If (a) any Securities sold by you (otherwise than through the Representatives) which shall be contracted for or purchased in the open market by the Representatives on behalf of any Underwriter or Underwriters or (b) the Representatives have advised you that trading in the Securities will be reported to the Representatives pursuant to the "Initial Public Offering Tracking System" of The Depository Trust Company ("DTC") and the Representatives determine, based on notices from DTC, that your customers sold an amount of Securities during any day that exceeds the amount previously notified to you, then you authorize the Representatives either to charge your account with an amount equal to the portion of the concession to Selected Dealers applicable to such Securities (or in the case of clause (b), such Securities as exceed the amount as so notified) or to require you to repurchase such Securities (or in the case of clause (b), such Securities as exceed the amount as so notified) at a price equal to the cost of such purchase plus commissions and taxes on redelivery. Any Securities delivered on such repurchase need not be the identical Securities originally sold by you. In lieu of delivery of such Securities to you, the Representatives may sell such Securities in any manner for your account and charge you with the amount of any loss or expense or credit you with the amount of any profit, less any expense, resulting from such sale, or charge your account with an amount not in excess of the concession to Selected Dealers.

         8. DELIVERY AND PAYMENT. Upon the request of the Representatives, you shall deliver to them, as and at such time and place as they direct in the Invitation or Final



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Communication, a certified or official bank check in such clearing house funds as indicated therein, as payment for the Securities to be purchased by you under the Underwriting Agreement in an amount equal to the Offering Price for such Securities plus any accrued interest, amortization of original issue discount or accumulated dividends required to be paid to the seller or sellers pursuant to the Underwriting Agreement less the concession to Selected Dealers (or, in the case of Other Securities to be purchased by you under any Inter-Syndicate Agreement, the price specified in such Inter-Syndicate Agreement). Such payment shall be made in such form and at such time and place as may be specified in such request, and you authorize the Representatives to make payment for your Securities against delivery thereof for your account hereunder. You authorize the Representatives to accept delivery of your Securities in definitive form upon exchange of any Securities in temporary form received by them on the Closing Date. . If the Representatives determine, in their discretion, that transactions in the Securities are to be settled through the facilities of DTC or any other depositary or similar facility, payment for and delivery of your Securities shall be made through such facilities if you are a member, or if you are not, through your ordinary correspondent that is a member.

         The Representatives shall remit to you, as promptly as practicable, the amounts received by them from Selected Dealers and retail purchasers as payment in respect of Securities sold by them for your account pursuant to Section 6 hereof for which payment has been received. Securities purchased by you under the Underwriting Agreement and not reserved or sold by the Representatives for your account pursuant to Section 6 hereof shall be delivered to you as promptly as practicable after receipt by them. Any Securities purchased by you and so reserved which remain unsold at any time prior to the settlement of accounts hereunder may, in the Representatives' discretion, and shall, upon your request, be delivered to you, but, until termination of the Selected Dealer agreements pursuant to their terms, such delivery shall be for carrying purposes only. In case any Securities reserved for sale in Retail Sales or to Selected Dealers shall not be purchased and paid for in due course as contemplated hereby, you agree (a) to accept delivery when tendered by the Representatives of any Securities so reserved for your account and not so purchased and paid for, and
(b) in case you shall have received payment from the Representatives in respect of any such Securities, to reimburse them on demand for the full amount which they shall have paid you in respect of such Securities.

         In the case of a Delayed Delivery Offering, the commission payable by the issuer in respect of any Contract Securities allocated to you pursuant to the last paragraph of Section 5 hereof shall be credited (after deducting any commissions paid by the Representatives to any Selected Dealer for services rendered in respect of such Contract Securities) to your account and, in addition, you shall be treated as a Selected Dealer in respect of your Excess Contract Securities, if any.

         In the event of your failure to tender payment for Securities as provided in the Underwriting Agreement, the Representatives shall have the right under the provisions thereof to arrange for other persons, who may include them and any other Underwriter, to purchase such Securities which you had agreed to purchase, but without relieving you from liability for your default.

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         9. AUTHORITY TO BORROW. You authorize the Representatives to advance their funds for your account (charging current interest rates) and to arrange loans for your account or the account of the Underwriters for the purpose of carrying out this Agreement and the Underwriting Agreement, and in connection therewith to execute and deliver any notes or other instruments and to hold or pledge as security therefor all or any part of your Securities and Securities purchased hereunder for your account. Any lender is hereby authorized to accept the Representatives' instructions in all matters relating to such loans. Any part of your Securities and Securities so held by the Representatives may be delivered to you for carrying purposes and, if so delivered, will be redelivered to them, upon demand.

         10. ALLOCATION OF EXPENSES AND LIABILITY. You authorize the Representatives to charge your account with and you agree to pay (a) all transfer taxes on sales made by the Representatives for your account, except as herein otherwise provided, (b) concessions to Selected Dealers in connection with the purchase, marketing and sale of the Securities, and (c) your proportionate share (based on your Initial Commitment) of all expenses incurred by the Representatives in connection with the purchase, carrying, sale and distribution of the Securities (including, without limitation, any expenses to be borne by the Underwriters in accordance with any Inter-Syndicate Agreements) and all other expenses arising under the terms of the Underwriting Agreement, this Agreement or any Inter-Syndicate Agreements. The Representatives' determination of all such expenses and your allocation thereof shall be final and conclusive. The Representatives may at any time make partial distributions of credit balances or call for payment of debit balances. Funds for your account at any time in the Representatives' hands may be held in their general funds without accountability for interest. As soon as practicable after such time as this Agreement shall no longer be applicable to an Offering, the net credit or debit balance in your account, after proper charge and credit for all interim payments and receipts, shall be paid to or paid by you, provided that the Representatives may establish such reserves as they, in their sole discretion, shall deem advisable to cover possible additional expenses chargeable to the several Underwriters. Notwithstanding any settlement, you will remain liable for any taxes on transfers for your account and for your proportionate share (based on your Initial Commitment) of all expenses and liabilities that may be incurred for the accounts of the Underwriters.

         11. LIABILITY FOR FUTURE CLAIMS. Neither any statement by the Representatives of any credit or debit balance in your account nor any reservation from distribution to cover possible additional expenses relating to the Securities shall constitute any representation by them as to the existence or nonexistence of possible unforeseen expenses or liabilities of or charges against the several Underwriters. Notwithstanding the distribution of any net credit balance to you or after such time as this Agreement shall no longer be applicable to an Offering or both, you shall be and remain liable for, and will pay on demand, (a) any transfer taxes paid after such settlement on account of any sale or transfer for your account, and (b) your proportionate share (based on your Initial Commitment) of (i) all expenses and liabilities which may be incurred by or for the accounts of the Underwriters, or any of them, based on the claim that the Underwriters (and any underwriters, representatives or managers party to any Inter-Synd icate Agreements) constitute an association, unincorporated business, partnership or any separate entity, (ii) all expenses incurred by the Representatives in investigating, preparing to defend or defending against any action, claim or proceeding which is asserted or instituted by any party (including


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any governmental or regulatory body) relating to the violation of any applicable restrictions on the offer, sale, resale or purchase of Securities or Other Securities imposed by United States federal or state laws or foreign laws and the rules and regulations of any regulatory body promulgated thereunder or pursuant to the terms of the applicable Final Communication, the Underwriting Agreement or any Inter-Syndicate Agreement; and (iii) any liability, including attorneys' fees, incurred by the Representatives in respect of any such action, claim or proceeding, whether such liability shall be the result of a judgment or arbitrator's determination or as a result of any settlement agreed to by the Representatives, other than any such expense or liability as to which the Representatives actually receive indemnity pursuant to this Agreement, indemnity or contribution pursuant to the Underwriting Agreement or damages from an Underwriter for breach of its representations, warranties, agreements, or covenants applicable to the Offering. The foregoing shall not relieve any defaulting or breaching Underwriter from liability for its default or breach.

         12. STABILIZATION AND OVER-ALLOTMENT. You authorize the Representatives on your behalf and for your account, prior to the time that this Agreement shall cease to be applicable to an Offering, in their discretion, and without obligating them to do so, to buy and sell Securities, or any other securities of the issuer or any guarantor of the Securities named in the Invitation or the Final Communication, in the open market or otherwise for either long or short account, on such terms and at such prices as they may determine and, in arranging for sales, to over-allot and cover such over-allotments, provided that at no time shall your net commitment under authority of this Section, either for long or short account, exceed an amount equivalent to 20% of the aggregate initial offering price of your Securities to be purchased by you under the Underwriting Agreement. The Representatives may cover any short position incurred under the preceding sentence by purchase of Additional Securities pursuant to the option which may be contained in the Underwriting Agreement or otherwise. All purchases, sales and over-allotments under authority of this
Section 12 shall be for the accounts of each of the several Underwriters as nearly as practicable in proportion to their respective Initial Commitments. You agree to take up at cost on demand any Securities so purchased for your account and to deliver on demand any Securities so sold or over-allotted for your account. You also authorize the Representatives to deliver your Securities, and any other Securities purchased by them for your account pursuant to this Section 12, against sales made by the Representatives for your account pursuant to any provision of this Agreement.

         In the event that the Representatives effect any stabilizing purchases pursuant to this Section 12, they will notify you and each other Underwriter promptly of the date and time when the first stabilizing purchase is effected and the date and time when stabilizing is terminated. You agree not to stabilize or engage in any syndicate covering transaction (as defined in Rule 100 of Regulation M under the Securities Act and the Exchange Act ("Regulation M")) in connection with the Offering without the prior consent of the Representatives. You further agree to provide to the Representatives any reports required of you pursuant to Rule 17a-2 under the Exchange Act not later than the date specified therein and you authorize the Representatives to file on your behalf with the Commission all notices and reports which may be required as a result of any transactions made pursuant to this Section 12.

         You agree to advise the Representatives, from time to time upon their request during the term of this Agreement with respect to an Offering, of the amount of Securities retained by you or purchased by you from other Underwriters and Selected Dealers remaining unsold, and you will, upon their request, release to them for the accounts of one or more of the several Underwriters, such amount of Securities as they may designate at such price, not less than the net price to Selected Dealers nor more than the public offering price, as they may determine.

         If, pursuant to the provisions of the first paragraph of this Section 12 and prior to such time as this Agreement shall cease to be applicable to an Offering (or such earlier date as the Representatives may have determined on notice to the Underwriters), the Representatives purchase or contract to purchase any Securities which were retained by or released to you for direct sale, which Securities were theretofore not effectively placed for investment by you, you authorize them in their discretion either to charge your account with an amount equal to the concession to Selected Dealers with respect thereto or to require you to repurchase such Securities at a price equal to the total cost of such purchase, including commissions, if any, and transfer tax on the redelivery. Securities delivered on such repurchase need not be the identical Securities originally purchased by and delivered to you.

         Upon such time as this Agreement shall cease to be applicable to an Offering, the Representatives are authorized in their discretion, in lieu of delivering to the several Underwriters any Securities then held for their respective accounts pursuant to this Section 12, to sell such Securities for the accounts of each of the Underwriters at such price or prices as they may determine and debit or credit your account for the loss or profit resulting from such sale.

         13. OPEN MARKET TRANSACTIONS. You represent that, at all times since you were invited to participate in the Offering, you have complied with the provisions of Regulation M applicable to such Offering, in each case as interpreted by the Commission and after giving effect to any applicable exemptions. If you have been notified in an Invitation or Final Communication that the Underwriters may conduct passive market making in compliance with Rule 103 of Regulation M in connection with the Offering, you represent that, at all times since your receipt of such Invitation or Final Communication, you have compiled with the provisions of such Rule applicable to such Offering, as interpreted by the Commission and after giving effect to any applicable exemptions.

             If the limitations of Rule 101 of Regulation M ("Rule 101") do not apply to you with respect to the Securities, Other Securities or other reference securities (as defined in Rule 100 of Regulation M) because they satisfy the exception for actively-traded securities in subsection (c)(1) of Rule 101 or the exception for Rule 144A securities in subsection (b)(10) of Rule 101, you agree that promptly upon notice from the Representatives (or, if later, at the time stated in the notice) you will comply with Rule 101 as though such exception were not available but the other provisions of Rule 101 (as interpreted by the Commission and after giving effect to any applicable exemptions) did apply. If the securities in question are NASDAQ securities (as defined in Rule 100 of Regulation M) you may engage in passive market making in accordance with Rule 103 of Regulation M (except that the daily net purchase volume limitation will not apply and the maximum displayed bid size shall be 5,000 shares excluding transactions effected in the SOES system) unless the notice from the Representatives also states that passive market making is not permitted.

         14. BLUE SKY. Prior to the initial offering by the Underwriters, the Representatives will inform you as to the states and other jurisdictions under the respective securities or blue sky laws of which it is believed that the Securities have been qualified for sale or are exempt from such qualification, but they do not assume any responsibility or obligation as to the accuracy of such information or as to the right of any Underwriter or dealer to offer or sell the Securities in any state or other jurisdiction. The Representatives agree to file or cause to be filed, on behalf of the Underwriters, a Further State Notice in respect of the Securities pursuant to Article 23-A of the General Business Law of the State of New York, if necessary.

         15. DEFAULT BY UNDERWRITERS. Default by one or more Underwriters in respect of their obligations under this Agreement, the Underwriting Agreement or any Inter-Syndicate Agreement, shall not release you from any of your obligations or in any way affect the liability of any defaulting Underwriter to the other Underwriters for damages resulting from such default. In the event of such default by one or more Underwriters, you agree (subject to any limitations contained in the Underwriting Agreement, any Inter-Syndicate Agreement or any Selected Dealer agreements) to assume your proportionate share, based upon the proportion that the amount of the Securities set forth in the Underwriting Agreement opposite your name bears to the aggregate amount of the Securities set forth in the Underwriting Agreement opposite the names of all non-defaulting Underwriters, of the obligations of such Underwriter without relieving such Underwriter of its liability therefor.

         In the event of default by one or more Underwriters in respect of their obligations under this Agreement to take up and pay for any Securities purchased by the Representatives for their respective accounts pursuant to Section 12 hereof, or to deliver any such Securities sold or over-allotted by the Representatives for their respective accounts pursuant to any provision of this Agreement, and to the extent that arrangements shall not have been made by the Representatives for other persons to assume the obligations of such defaulting Underwriter or Underwriters, each non-defaulting Underwriter shall assume its proportionate share, based upon the proportion that the amount of the Securities set forth in the Underwriting Agreement opposite your name bears to the aggregate amount of the Securities set forth in the Underwriting Agreement opposite the names of all non-defaulting Underwriters, of the aforesaid obligations of each such defaulting Underwriter without relieving any such defaulting Underwriter of its liability therefor.

         16. TERMINATION AND AMENDMENT. This Agreement may be terminated by either party hereto upon five business days written notice to the other party; provided, however, that with respect to any Offering, if we receive any such notice from you after your Final Acceptance, this Agreement shall remain in full force and effect as to such Offering and shall terminate with respect to such Offering and all previous Offerings in accordance with the provisions of the next paragraph of this Section 16.

         Section 5, the second paragraph and the first sentence of the third paragraph of Section 6, Section 7, the first sentence of Section 12 and Section 13 hereof will cease to be applicable to your participation in an Offering at the close of business on the 30th calendar day after the

Securities are first released for public offering, unless extended or sooner terminated as hereinafter provided. The Representatives may extend such provisions, or any of them, for a period not to exceed 30 additional calendar days by notice to you to such effect. The Representatives may terminate any of such provisions at any time by notice to you, and they may terminate all such provisions with respect to an Offering at any time by notice to you to the effect that the offering provisions with respect to an Offering under this Agreement will cease to be applicable to such Offering.

         This Agreement may be supplemented or amended by us by notice to you by written communication and, except for supplements or amendments set forth in an Invitation or Final Communication, any such supplement or amendment to this Agreement shall be effective with respect to any Offering to which this Agreement applies after the date of such supplement or amendment. Each reference to "this Agreement" herein shall, as appropriate, be to this Agreement as amended and supplemented.

         17. GENERAL POSITION OF THE REPRESENTATIVES. In taking action under this Agreement, any Underwriting Agreement or any Inter-Syndicate Agreements, the Representatives shall act only as agent of the several Underwriters. The Representatives' authority shall include the taking of such actions as they may deem advisable in respect of all matters pertaining to any and all offers and sales of the Securities, including the right to make any modifications which they consider necessary or desirable in the arrangements with Selected Dealers or others. The Representatives shall be under no liability for or in respect of the value of the Securities or the validity or the form thereof, the registration statement, any additional registration statement which may be filed with the Commission pursuant to Rule 462(b) of the Securities Act, the prospectus, any term sheets, any abbreviated term sheets or agreements or other instruments executed by the issuer or others; or for or in respect of the delivery of the Securities; or for the performance by the issuer, any Selling Securityholder, or others of any agreement on its or their part; nor shall we as Representatives or otherwise be liable under any of the provisions hereof or for any matters connected herewith, except for want of good faith, and except for any liability arising under the Securities Act; and only obligations expressly assumed by us as Representatives herein shall be implied from this Agreement. In representing the Underwriters hereunder, we shall act as the Representatives of each of them respectively.

Nothing herein contained shall constitute the several Underwriters partners with us or with each other or with any underwriters, representatives or managers party to any Inter-Syndicate Agreements, or render any Underwriter liable for the commitments of any other Underwriter or any underwriters, representatives or managers party to any Inter-Syndicate Agreements, except as otherwise provided in Section 15 hereof. If the Underwriters shall be deemed to constitute a partnership for federal income tax purposes, it is the intent of each Underwriter to be excluded from the application of Subchapter K, Chapter 1, Subtitle A, of the Internal Revenue Code of 1986, as amended. You shall elect to be so excluded and agree not to take any position inconsistent with such election. You authorize us, in our discretion, to execute and file on your behalf such evidence of election as may be required by the Internal Revenue Service. The commitments and liabilities of each of the several Underwriters are several in accordance with their respective Initial Commitments and are not joint.

         18. (a) INDEMNITY. You agree to indemnify and hold harmless us and each other Underwriter, the officers, directors, partners, employees, agents and counsel of us and each other Underwriter and each person, if any, who controls us and any such other Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, and to reimburse our and their expenses, to the extent and upon the terms that you agree to indemnify and hold harmless the issuer and any Selling Securityholder and to reimburse their expenses as set forth in the Underwriting Agreement.

             (b) CLAIMS AGAINST UNDERWRITERS. You will pay, upon the Representatives' request, as contribution, your proportionate share, based upon the proportion that the amount of your Securities bears to the aggregate amount of the Securities in the Offering as set forth in the Underwriting Agreement (the "Proportionate Share"), of any loss, claim, damage or liability, joint or several, paid or incurred by any Underwriter (including the Representatives, individually or as representatives of the Underwriters) to any person other than an Underwriter (including amounts paid by an Underwriter as contribution), arising out of or based upon (i) an untrue statement or alleged untrue statement of a material fact contained in a registration statement, any additional registration statement which may be filed with the Commission pursuant to Rule 462(b) under the Securities Act or any amendment to either of the foregoing or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, prospectus, prospectus supplement, term sheet, abbreviated term sheet, preliminary offering circular, proof of an offering circular, offering circular, amendment or supplement to any of the foregoing, or any other selling or advertising material used with the consent of the Representatives by the Underwriters in connection with the sale of the Securities, or arising out of or based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) any act or omission to act or any alleged act or omission to act by the Representatives, individually or as representatives of the Underwriters, or by the Underwriters, as a group but not individually, in connection with any transaction contemplated by this Agreement or undertaken in preparing for the purchase, sale and delivery of the Securities; and each Underwriter will pay its Proportionate Share of any legal or other expenses reasonably incurred by the Representatives, or with their consent, in connection with investigating or defending any such loss, claim, damage or liability, or any action in respect thereof. In determining the amount of any Underwriter's obligation under this paragraph, appropriate adjustment may be made by the Representatives to reflect any amounts received by any one or more Underwriters, pursuant to the Underwriting Agreement or otherwise, in respect of the claim upon which such obligation is based. In respect of any claim there shall be credited against the amount of any Underwriter's obligation under this paragraph any loss, damage, liability or expense that is paid or incurred by such Underwriter as a result of such claim being asserted against it, and, if such loss, damage, liability or expense is paid or incurred by such Underwriter subsequent to any payment by it pursuant to this paragraph, appropriate provision shall be made to effect such credit, by refund or otherwise. If any claim to which the provisions of this paragraph would be applicable is asserted, the Representatives may take such action in connection therewith as they deem necessary or desirable, including retention of counsel for the Underwriters and separate counsel for any particular Underwriter or group of Underwriters, and the fees and disbursements of any counsel so retained by the Representatives shall be included in the amounts of the Underwriters' obligations under this paragraph. The Representatives may consent to being named as the representatives of a defendant class of underwriters. Any Underwriter may elect to retain at its own expense its own counsel and, on advice of such counsel and with the Representatives' consent, may settle or consent to the settlement of any such claim. The Representatives may settle or consent to the settlement of any such claim, on advice of counsel retained by them, with the approval of a majority in interest of the Underwriters. Whenever any Underwriter receives notice of the assertion of any claim to which the provisions of this paragraph would be applicable, such Underwriter shall give prompt notice thereof to the Representatives. Whenever the Representatives receive notice of the assertion of any such claim, they shall give prompt notice thereof to each Underwriter. The Representatives also shall furnish each Underwriter with periodic reports, at such times as they deem appropriate, of the status of any such claim and the action taken by them in connection therewith. In the event of the failure of any Underwriter to fulfill its obligations under this paragraph, such obligations may be charged against each non-defaulting Underwriter, without relieving such defaulting Underwriter of its liability therefor. In determining amounts payable pursuant to this paragraph, any loss, claim, damage, liability or expense paid or incurred, and any amount received, by any person controlling any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall be deemed to have been paid or incurred or received by such Underwriter to the extent such amount has been paid or incurred or received by reason of such control relationship. No person guilty of fraudulent misrepresentation (within the meaning of Section 1l(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         19. CAPITAL REQUIREMENTS. Your Acceptance will confirm that the incurrence by you of your obligations under this Agreement and the Underwriting Agreement will not place you in violation of the net capital requirements of Rule 15c3-1 under the Exchange Act, of the NASD, if you are a member thereof, or of any applicable rules relating to capital requirements of any securities exchange to which you are subject.

         20. MISCELLANEOUS. Any notice hereunder from us to you or from you to us shall be deemed to have been duly given if sent by registered mail, telecopy, telegram or telex, to you at your address as set forth on the signature page of this Agreement, or to us at One Financial Plaza, 501 North Broadway, 8th Floor, St. Louis, Mo 63102, Attention: Syndicate Department.

         You understand that we are a member in good standing of the NASD. You hereby confirm that you are actually engaged in the investment banking or securities business and are either (i) a member in good standing of the NASD or
(ii) a dealer with its principal place of business located outside the United States, its territories and its possessions and not registered as a broker or dealer under the Exchange Act who agrees not to make any sales within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein (except that you may participate in sales to Selected Dealers and others under Section 6 of this Agreement). You hereby agree to comply with the provisions of Rule 2740 of the NASD Conduct Rules, and, if you are a foreign dealer and not a member of the NASD, you also hereby agree to comply with the NASD's interpretation with respect to free-riding and withholding and to comply, as though you were a member of the NASD, with Rules 2730, 2740 and 2750 of the

NASD Conduct Rules, and to comply with Rule 2420 as that Rule applies to a non-member foreign dealer. In connection with sales and offers to sell Securities made by you outside the United States, its territories and possessions (i) you will either furnish to each person to whom any such sale or offer is made a copy of the then current preliminary prospectus, together with any then current term sheet or abbreviated term sheet, or the prospectus, as the case may be, or inform such person that such preliminary prospectus and any such term sheet or abbreviated term sheet or prospectus will be available upon request, and (ii) you will furnish to each person to whom any such sale or offer is made such prospectus, advertisement or other offering document containing information relating to the Securities or the issuer as may be required under the law of the jurisdiction in which such sale or offer is made. Any prospectus, term sheet, abbreviated term sheet, advertisement or other offering document furnished by you to any person in accordance with the preceding sentence and any such additional offering material as you may furnish to any person (x) shall comply in all respects with the law of the jurisdiction to which it is so furnished, (y) shall be furnished at your sole risk and expense and (z) shall not contain information relating to the Securities or the issuer or any Selling Securityholder which is inconsistent in any respect with the information contained in the then current preliminary prospectus or the prospectus, as the case may be.

         Your Acceptance will confirm that the information that you have given or are deemed to have given in response to the Master Underwriters' Questionnaire, attached hereto as Exhibit A (which information will be furnished to the issuer for use in and otherwise in connection with the registration statement, any additional registration statement which may be filed with the Commission pursuant to Rule 462(b) under the Securities Act, the prospectus, any term sheet or any abbreviated term sheet) is correct. Your acceptance will also confirm that you authorize us (i) to furnish the information that you have given or are deemed to have given in response to the Master Underwriters' Questionnaire to appropriate regulatory authorities and (ii) to make appropriate representations based on such information to such regulatory authorities. You will notify us promptly of any development which makes untrue or incomplete any information that you have given or are deemed to have given in response to the Master Underwriters' Questionnaire before such time as the terms of this Agreement (other than as set forth in Section 16 hereof) cease to be applicable to an Offering.

         You agree that, if you are advised by the Representatives that the issuer was not, immediately prior to the filing of the registration statement, subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, you will not, without their consent, sell any Securities to an account over which you exercise discretionary authority.

         Unless you have promptly notified us in writing otherwise, your name as it should appear in any prospectus (or any supplement thereto) and your address are set forth on the signature page hereof.

         Please confirm by signing and returning to us the enclosed copy of this Agreement that your Acceptance or Final Acceptance, as the case may be, with respect to an Offering shall constitute (a) your acceptance of and agreement to the terms and conditions of this Agreement (as supplemented and amended pursuant to Section 16 hereof), together with and subject to any supplementary terms and conditions contained in the Invitation, the Final Communication and any other written communication from the Representatives in connection with such Offering, all of which shall constitute a binding agreement between you and us as Representatives of the Underwriters and among you and the Underwriters, (b) confirmation that your representations and warranties set forth in this Agreement are true and correct as of the times or for the periods specified therein and that your agreements set forth in this Agreement have been and will be performed by you to the extent and at the times required thereby and (c) acknowledgment of your familiarity with the offering documents, as set forth in
Section 3 hereof, with respect to such Offering.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles.

         Please confirm that the foregoing correctly states the understanding between us by signing and return to us a counterpart hereof.

                                          Very truly yours,

                                          STIFEL, NICOLAUS & COMPANY,
                                          INCORPORATED

                                          By:
                                             -----------------------------------
                                             Name:  T. Richard Kendrick IV
                                             Title: Senior Vice President

Confirmed as of the date first
above written:

(NAME OF UNDERWRITER)


By:
   ----------------------------------
   Title:
   (If signer is not an officer
      or partner, please attach
      evidence of authorization.)

Address:
        -----------------------------

                                                                       EXHIBIT A

                       MASTER UNDERWRITERS' QUESTIONNAIRE

         The terms used and not otherwise defined herein shall have the meanings assigned thereto in the Master Agreement Among Underwriters, dated January 29, 2001, between you and Stifel, Nicolaus & Company, Incorporated. Reference will be made to this Master Underwriters' Questionnaire in each Invitation or Final Communication described in Section 1 of the Master Agreement Among Underwriters received by you from Stifel, Nicolaus & Company, Incorporated in connection with offerings of securities in which Stifel, Nicolaus & Company, Incorporated is acting as sole or lead representative of the several Underwriters. Your Acceptance of any such Invitation should respond to this Master Underwriters' Questionnaire.

         Except as indicated in your Acceptance with respect to the Securities:

                  (1) neither you nor any of your directors, officers or partners have (nor have you or they had within the last three years) a material relationship (as "material" is defined in Regulation C under the Securities Act) with the issuer, its parent (if any), ANY other Selling Securityholder or any guarantor, nor are you an affiliate of (within the meaning of the By-laws of the NASD), controlled by, controlling or under common control with the issuer;

                  (2) neither you nor any of your directors, officers or partners, separately or as a group, owns of record or beneficially more than 5% of any class of voting securities of the issuer, its parent (if any), any other Selling Securityholder or any guarantor.

                  (3) if the Securities are to be issued under an indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"):

                           (a) neither you nor any of your directors, officers
                  or partners is an affiliate (as "affiliate" is defined in Rule 0-2 under the Trust Indenture Act) of the Trustee or its parent (if any) and neither the Trustee nor its parent (if any) nor any of their directors or executive officers is a "director, officer, partner, employee, appointee or representative" of yours (as such terms are defined in the Trust Indenture Act or in the relevant instructions to Form T-l thereunder);

                           (b) neither you nor any of your directors, partners
                  or executive officers beneficially owned, as of the date specified in Item 7 on Form T-l or now own, separately or as a group more than 1% of the outstanding shares of any class of voting securities of the Trustee or its parent (if any); and

                           (c) if you are a corporation, you do not have
                  outstanding nor have you assumed or guaranteed any securities issued otherwise than in your present corporate name, and neither the Trustee nor its parent (if any) is a holder of such securities;

                  (4) other than as is, or is to be, stated in the registration statement, the Master Agreement Among Underwriters, the Underwriting Agreement and the Stifel, Nicolaus &


                                    Exh. A-1

         Company, Incorporated Selected Dealer Agreement relating to the proposed offering, you do not know or have reason to believe that (a) there are any discounts or commissions to be allowed or paid to underwriters or any other items that would be deemed by the NASD to constitute underwriting compensation for purposes of the NASD's Conduct Rules, (b) there are any discounts or commissions to be allowed or paid to dealers, including any cash, securities, contracts or other consideration to be received by any dealer in connection with the sale of the Securities, (c) there is an intention to over-allot or (d) the price of any security may be stabilized to facilitate the offering of the Securities.

                  (5) any proposed commitment you may make to purchase Securities will not result in a violation of the financial responsibility requirements of Section 15(c)(3) of the Exchange Act or the rules and regulations thereunder, including Rule 15c3-1, or any provisions of the applicable rules of the NASD or of any securities exchange to which you are subject or of any restrictions imposed upon you by the NASD or any such exchange;

                  (6) neither you nor any related person (as defined by the NASD) has (a) purchased any warrants, options or other securities of the issuer within the preceding 12 months or (b) had any other dealings with the issuer within the preceding 12 months as to which documents or other information is required to be furnished to the NASD, and except as stated in the registration statement relating to the Securities, as such may have been or be amended, you have no knowledge of any private placement of the issuer's Securities within the preceding 12 months; and

                  (7) you have not prepared nor had prepared for you any report or memoranda for external use by you in connection with the proposed offering of the Securities, and if the registration statement relating to the Securities is on Form S-l, you have not prepared any engineering, management or similar reports or memoranda relating to broad aspects of the business, operations or products of the issuer within the past 12 months (except for reports solely comprised of recommendations to buy, sell or hold the securities of the issuer which recommendations have not changed within the past six months). (If any such report or memorandum has been prepared, furnish to Stifel, Nicolaus & Company, Incorporated (a) three copies thereof and (b) a statement as to the actual or proposed use, identifying (i) each class of persons (institutional mailing lists, retail clients, etc.) which has received or will receive such material, (ii) the number of copies distributed to each such class and (iii) the period of distribution).

                                    Exh. A-2